                                                                     EXHIBIT 4.1




                         STANDBY BOND PURCHASE AGREEMENT


                                   dated as of

                                 ________, 200_

                                     between


                                 [Name of Bank]

                                   as Trustee,





                                       and

                         FGIC SECURITIES PURCHASE, INC.

                                                 TABLE OF CONTENTS



                                                                                                               Page

ARTICLE I             DEFINITIONS................................................................................2

         SECTION 1.01.        Definitions........................................................................2

         SECTION 1.02.        Incorporation of Certain Definitions by Reference..................................5

ARTICLE II            COMMITMENT TO PURCHASE VARIABLE RATE BONDS.................................................5

         SECTION 2.01.        Commitment to Purchase Variable Rate Bonds.........................................5

         SECTION 2.02.        Method of Purchasing...............................................................5

         SECTION 2.03.        Termination of Commitment..........................................................6

         SECTION 2.04.        Sale of Variable Rate Bonds........................................................6

         SECTION 2.05.        Reduction of Available Commitment..................................................7

ARTICLE III           CONDITIONS.................................................................................7

         SECTION 3.01.        Conditions to Effectiveness........................................................7

         SECTION 3.02.        Conditions to Purchase.............................................................8

ARTICLE IV            REPRESENTATIONS AND WARRANTIES.............................................................8

         SECTION 4.01.        Existence..........................................................................8

         SECTION 4.02.        Authorization; Contravention.......................................................8

         SECTION 4.03.        Binding Effect.....................................................................9

         SECTION 4.04.        Corporate Existence................................................................9

         SECTION 4.05.        Authorization; Binding Effect......................................................9

         SECTION 4.06.        Contravention; No Default..........................................................9

         SECTION 4.07.        Litigation.........................................................................9

ARTICLE V             COVENANTS..................................................................................9

         SECTION 5.01.        No Amendment of GE Capital Agreement Without Consent of, the Issuer and
                              Trustee............................................................................9

         SECTION 5.02.        Other Liquidity Facilities........................................................10

         SECTION 5.03.        Disclosure........................................................................10

ARTICLE VI            DEFAULTS..................................................................................10

         SECTION 6.01.        Events of Default.................................................................10

ARTICLE VII           MISCELLANEOUS.............................................................................12

         SECTION 7.01.        Notices...........................................................................12

         SECTION 7.02.        No Waivers........................................................................12

         SECTION 7.03.        Amendments and Waivers............................................................12



                                       -i-

                                                 TABLE OF CONTENTS
                                                    (continued)



                                                                                                             Page

         SECTION 7.04.        Successors and Assigns............................................................13

         SECTION 7.05.        Term of this Agreement............................................................13

         SECTION 7.06.        Governing Law.....................................................................13

         SECTION 7.07.        Counterparts......................................................................13

         SECTION 7.08.        Trustee May Act through Agents and Appoint Co-Trustees............................13

         SECTION 7.09.        Beneficiaries.....................................................................13

         SECTION 7.10.        Capacity of Trustee...............................................................14

         SECTION 7.11.        Responsibility of Corporation for Trustee Actions.................................14


EXHIBIT 1 - NOTICE OF PURCHASE
EXHIBIT 2 - TERMINATION NOTICE
EXHIBIT 3 - NOTICE ADDRESSES
EXHIBIT 4 - PAYMENT AGREEMENT


                         STANDBY BOND PURCHASE AGREEMENT


         STANDBY BOND PURCHASE AGREEMENT (the "Agreement") dated as of _____, 200_ between [Name of Bank], as Trustee (herein, the "Trustee"), and FGIC SECURITIES PURCHASE, INC., a Delaware corporation (the "Corporation").

         WHEREAS, the [Name of Municipal Issuer] (the "Issuer") has simultaneously herewith issued $________ principal amount of its [Insert Title] Variable Rate Revenue Bonds Series __ (herein called the "Variable Rate Bonds") pursuant to an Indenture dated as of ____, 200_, by and between the Issuer and the Trustee (the "Authorizing Document"), as in effect on the date hereof; and

         WHEREAS, the Authorizing Document provides that the holders of the Variable Rate Bonds shall have the option, upon the satisfaction of certain conditions, to tender Variable Rate Bonds to the Trustee for purchase, upon notice to the Trustee as provided for in the Authorizing Document and, under certain circumstances, may be required to tender their Variable Rate Bonds for purchase thereof in accordance with the terms of the Authorizing Document; and

         WHEREAS, the Corporation has agreed to purchase such tendered Variable Rate Bonds pursuant to the terms of this Agreement, as consideration for (i) the Corporation's status under the Authorizing Document as a bondholder of such purchased tendered Variable Rate Bonds entitled to the payments as a special obligation of the Issuer, subject to the limitations set forth in the Authorizing Document from [insert term of art for pledged security](as defined therein) scheduled to include principal components and interest components (at the Provider Rate prescribed herein), and the fees and expenses described herein; (ii) the Corporation's entitlement with respect to such purchased Variable Rate Bonds to exercise, subject to the provisions hereof, all rights and remedies afforded bondholders ("Bondholder" or Bondholders") under the Authorizing Document; and (iii) the Issuer's execution and delivery of the Payment Agreement dated as of _______, 200_ (the "Payment Agreement");

         NOW, THEREFORE, the parties hereto agree as follows:


                                   ARTICLE I

                                DEFINITIONS {TC}

         SECTION 1.01. Definitions. {TC} The following terms, as used herein, have the following meanings:

         "Authorized Representative" means any official of the Trustee or its agents duly authorized and empowered to execute and deliver this Agreement and all certificates or other documents connected herewith or in connection with the execution and delivery and subsequent disposition of the Variable Rate Bonds.

         "Available Commitment" as of any day means the sum of the Available Principal Commitment and the Available Interest Commitment, in each case as of such day.

         "Available Interest Commitment" initially means $________ (representing __ days of interest at an annual rate of ___ per cent) and thereafter means such initial amount adjusted from time to time as follows: (a) downward by an amount that bears the same proportion to such initial amount as the amount of any reduction in the Available Principal Commitment pursuant to the definition of "Available Principal Commitment" bears to the initial Available Principal Commitment; and (b) upward by an amount that bears the same proportion to such initial amount as the amount of any increase in the Available Principal Commitment pursuant to the definition of "Available Principal Commitment" bears to the initial Available Principal Commitment.

         "Available Principal Commitment" initially means $_________and thereafter means such initial amount adjusted from time to time as follows: (a) immediately downward by the amount of any termination or reduction of the Available Principal Commitment pursuant to Section 2.03 or Section 2.05; (b) immediately downward by the principal amount of any Variable Rate Bonds purchased by the Corporation pursuant to Section 2.02; and (c) immediately upward by the principal amount of any Variable Rate Bonds theretofore purchased by the Corporation pursuant to Section 2.02, which are delivered for sale pursuant to Section 2.04(b) and the proceeds from which are paid to GE Capital in accordance with the GE Capital Agreement.

         "Business Day" has the meaning set forth in the Authorizing Document.

         "Commitment" means the Available Commitment calculated without regard to clauses (b) and (c) of the definition of Available Principal Commitment and the effect thereof on the amount of the Available Interest Commitment.

         "Default" means any condition or event which constitutes an Event of Default or which, with the giving of notice or lapse of time or both, would, unless cured or waived, become an Event of Default.

         "Default Rate" means a rate of interest per annum equal to the Prime Rate plus 3%; provided, however, that such Default Rate shall not exceed the Maximum Rate.

         "Effective Date" means ______, 200_.

         "Event of Default" has the meaning set forth in Section 6.01.

         "GE Capital" means General Electric Capital Corporation.

         "GE Capital Agreement" means the Standby Loan Agreement, dated as of _____, 200_, by and between the Corporation and GE Capital.

         "Maximum Rate" shall have the meaning set forth in the Authorizing Document.

         "Moody's" means Moody's Investors Service, Inc., and its successors.

         "Notice of Purchase" has the meaning specified in Section 2.02.

         "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "Prime Rate" means the rate of interest publicly announced by Morgan Guaranty Trust Company of New York from time to time as its Prime Rate; provided, however, that in no event shall the Prime Rate exceed the Maximum Rate.

         "Prospectus Supplement" means the Prospectus Supplement relating to this Agreement which supplements the Corporation's Prospectus dated ________, 200_ included in the Corporation's Registration Statement on Form S-3 (File No. _________) and amendments thereto, filed with the Securities and Exchange Commission.

         "Provider Bonds" means Variable Rate Bonds purchased by the Corporation which have not been sold pursuant to Section 2.04(b).

         "Provider Rate" means the rate of interest per annum set forth in the Provider Bonds and equal to the Prime Rate plus 1 % or, if applicable, the Default Rate; provided, however, that such Provider Rate shall not exceed the Maximum Rate.

         "Purchase Date" has the meaning set forth in Section 2.02(b).

         "Purchase Price" has the meaning set forth in Section 2.01.

         "Purchase Period" means the period from the Effective Date to and including the earlier of (i) the Scheduled Termination Date (or, if such date is not a Business Day, the Business Day immediately succeeding such date), (ii) the date on which all Variable Rate Bonds have been paid in full, prepaid or defeased in accordance with the terms of such Variable Rate Bonds, and (iii) two Business Days following the date the Variable Rate Bonds are converted to a Fixed Rate in accordance with the terms of such Variable Rate Bonds, and (iv) the date on which the Commitment is terminated pursuant to Section 2.03.

         "Related Documents" means the Authorizing Document (as amended or supplemented from time to time), the Variable Rate Bonds, the Remarketing Agreement and all other documents relating to the issuance of the Variable Rate Bonds or the securities therefor and any amendment, substitutions, or modifications thereof and all other agreements, documents, certificates and instruments executed and delivered on or before the Effective Date in connection with the issuance, sale and delivery of the Variable Rate Bonds and the execution and delivery of this Agreement.

         "Remarketing Agent" means [insert name:_____________].

         "Remarketing Agreement" means the Remarketing Agreement dated as of _____, 200_ between the Issuer and the Remarketing Agent.

         "Scheduled Termination Date" means the date occurring five years from the Effective Date, which term may be extended for additional periods of three years upon 120 days written request by the Issuer to the Corporation prior to the then Scheduled Termination Date, and provided the Corporation has not denied such request within 60 days of such Scheduled Termination Date.

         "Standard & Poor's" means Standard & Poor's Ratings Group, a division of the McGraw Hill Companies, and its successors.

         "State" means the State of ___________.

         "Termination Event" has the meaning set forth in Section 6.01.

         "Termination Notice" has the meaning set forth in Section 2.03.

         SECTION 1.02. Incorporation of Certain Definitions by Reference{TC}. Each capitalized term used herein and not otherwise defined herein shall have the meaning provided therefor in the Authorizing Document.

                                   ARTICLE II

                   COMMITMENT TO PURCHASE VARIABLE RATE BONDS{TC}

SECTION 2.01. Commitment to Purchase Variable Rate Bonds{TC}. The Corporation agrees, on the terms and conditions contained in this Agreement, to purchase the Variable Rate Bonds bearing interest at a variable rate that are tendered or deemed tendered to the Trustee from time to time pursuant to the Authorizing Document during the Purchase Period at the purchase price set forth in the Authorizing Document (the "Purchase Price"). In accordance with Section 2.3 of the GE Capital Agreement, such purchase shall be made from Corporation moneys or moneys made available by GE Capital to the Corporation under the GE Capital Agreement. In the event such moneys come from those moneys available under the GE Capital Agreement, the Corporation shall take the necessary steps to obtain such moneys in accordance with the GE Capital Agreement. The aggregate principal amount of the Variable Rate Bonds purchased by the Corporation on any Purchase Date shall not exceed the Available Principal Commitment on such date and the aggregate amount of the Purchase Price comprising interest on Variable Rate Bonds purchased by the Corporation on any Purchase Date shall not exceed the lesser of (1) the Available Interest Commitment and (2) the actual amount of interest accrued and unpaid on such Variable Rate Bonds to but excluding such date. The Corporation agrees that in no event shall amounts paid by it in respect of the Purchase Price be paid from funds or property of the Issuer. The parties hereto acknowledge that the obligation of the Corporation hereunder to purchase Variable Rate Bonds pursuant and subject to the terms and conditions of this Agreement is irrevocable and that the Corporation shall become a Bondholder under the Authorizing Document of each Variable Rate Bond purchased under this Agreement and that the Corporation, as such Bondholder, shall be entitled, as the holder of Variable Rate Bonds bearing interest at the Provider Rate, to all rights and remedies granted to Bondholders of Variable Rate Bonds under the Authorizing Document. From and after the Effective Date, the obligation of the Corporation to purchase Variable Rate Bonds pursuant to this Agreement shall run to the benefit of those beneficiaries identified in Section 7.09.

SECTION 2.02. Method of Purchasing{TC}. (a) Pursuant to the Authorizing Document and Section 2.02(b) herein, the Trustee will give notice to the Corporation if Variable

Rate Bonds bearing interest at a Variable Rate are to be purchased by the Corporation in accordance with the terms of this Agreement and the Authorizing Document.

         (b) If by 12:00 p.m. (New York City time) on any Business Day during the Purchase Period the Corporation receives a notice of purchase from the Trustee substantially in the form of Exhibit 1 hereto (any such notice to be referred to as a "Notice of Purchase"), the Corporation will, in the manner contemplated by Section 7.01, (i) immediately provide notice of such Notice of Purchase to GE Capital that a borrowing will occur under the GE Capital Agreement, and (ii) pay, unless it determines that any applicable condition specified in Section 3.02 below is not satisfied, not later than 2:30 p.m. (New York City time) on the Purchase Date to the Trustee, in funds to be available as specified in such Notice of Purchase, an amount equal to the aggregate Purchase Price.

         (c) The "Purchase Date" for any purchase of Variable Rate Bonds shall be the date specified in the Notice of Purchase; provided that in no event shall the Purchase Date be (i) on the same day the Notice of Purchase is received if the Notice of Purchase is received by the Corporation later than 12:00 p.m. (New York City time) or (ii) after the last day of the Purchase Period.

     SECTION 2.03. Termination of Commitment{TC}. If at any time a Termination Event shall have occurred and be continuing, the Corporation may deliver a notice (a "Termination Notice") regarding the termination of the Commitment substantially in the form of Exhibit 2 hereto to the Trustee, the Tender Agent (if any), the Issuer and the Remarketing Agent at the addresses set forth in
Exhibit 3 hereto (or such other addresses as may be specified by such Persons for such purpose in writing to the Corporation), and the Commitment shall terminate, effective at the close of business on the day following the date of the notice, or if that date is not a business day, on the next business day; provided, however, that before such termination takes effect, the Variable Rate Bonds shall be subject to mandatory tender for purchase from the proceeds of a drawing under this Agreement; and shall also terminate immediately upon the effectiveness of an Alternate Liquidity Facility in accordance with the terms of the Authorizing Document.

     SECTION 2.04. Sale of Variable Rate Bonds{TC}.

         (a) Remarketing Notices. Prior to 12:00 noon (New York City time) on any Business Day on which the Corporation holds Variable Rate Bonds purchased pursuant to this Agreement, the Remarketing Agent may deliver a notice (a "Remarketing Notice") to the Corporation, the Trustee and the Issuer stating that it has located a purchaser (the "Purchaser") for some or all of such Variable Rate Bonds and that such Purchaser desires to purchase on such Business Day such Variable Rate Bonds at the Purchase Price.

         (b) Sale of Purchased Variable Rate Bonds. Upon receipt of a Remarketing Notice in accordance with subsection (a), the Corporation shall direct the Trustee to deliver those Variable Rate Bonds held in the account of the Corporation being remarketed by the Remarketing Agent against payment for such Variable Rate Bonds in an amount equal to the Purchase Price plus interest accrued and unpaid.

         (c) Right to Sell Bonds. The Corporation expressly reserves the right to sell, at any time to institutional investors, Provider Bonds purchased by it pursuant to this Agreement provided that any such purchaser, including any purchase by GE Capital pursuant to the terms of the GE Capital Agreement, acknowledges in writing that (i) its purchase pursuant to this Section 2.04(c) is subject to the provisions of Sections 2.04(a) and (b) hereof, (ii) the Moody's VMIG-1 shall no longer be applicable and (iii) it shall not be entitled to the benefits of tender and purchase under Sections 2.01 and 2.02 of this Agreement.

         (d) Sale Without Recourse. Any sale of a Variable Rate Bond or portion thereof shall be without recourse to the seller and without representation or warranty of any kind except as may be required by law.

     SECTION 2.05. Reduction of Available Commitment{TC}. Upon any Variable Rate Bond ceasing to be outstanding pursuant to the Authorizing Document or upon conversion to a Fixed Rate of all or any portion of the principal amount of the Variable Rate Bonds, the aggregate Available Principal Commitment shall automatically be terminated by an amount equal to the principal amount of such Variable Rate Bonds ceasing to be outstanding or converted to an Extended Rate or a Fixed Rate pursuant to the Authorizing Document.

                                  ARTICLE III

                                 CONDITIONS{TC}

     SECTION 3.01. Conditions to Effectiveness{TC}. This Agreement shall not become effective until each of the following conditions has been satisfied:

         (a) receipt by the Corporation, of an opinion of counsel to the Trustee, dated the Effective Date, covering the matters represented or warranted in Sections 4.01, 4.02 and 4.03 hereof;

         (b) receipt by the Trustee and the Issuer, of an opinion of counsel for the Corporation, dated the Effective Date, covering the matters represented or warranted in Sections 4.04, 4.05, 4.06 and 4.07 hereof;

         (c) the receipt by the Corporation of an opinion of counsel to the Issuer in the form attached to the Payment Agreement or as otherwise agreed to by the parties;

         (d) reliance letters or opinions shall have been addressed and delivered to the Corporation with respect to the legal opinions delivered to the Issuer in connection with the execution of this Agreement and the execution and delivery of the Variable Rate Bonds;

         (e) receipt by the Corporation of a certificate from Authorized Representatives of the Issuer to the effect that as of the Effective Date, to the Issuer's best knowledge no "event of default" exists under the Authorizing Document or any Related Document nor does any event exist which might become an event of default with the passage of time or giving of notice or both;

         (f) Financial Guaranty Insurance Company shall have issued a policy of municipal bond insurance guaranteeing payment of the full amount of principal of and interest on the Variable Rate Bonds in accordance with Financial Guaranty's Commitment Letter dated April 21, 2000, relating to such policy; and

         (g) receipt of the executed GE Capital Agreement and opinions related thereto.

     SECTION 3.02. Conditions to Purchase{TC}. On the Effective Date, the Corporation shall deliver to the Issuer and the Trustee its certificate stating that this Agreement has become effective and that the conditions precedent thereto have been satisfied.

         (a) The obligation of the Corporation to purchase Variable Rate Bonds hereunder on any Purchase Date is subject to receipt by the Corporation of a Notice of Purchase as required by Section 2.02;

         (b) The Corporation shall not be required to purchase Variable Rate Bonds beneficially held (or held in certificated form) by or for the account of or on behalf of the Issuer or any affiliate of the Issuer; and

         (c) To the extent Variable Rate Bonds are certificated the Trustee shall hold, as agent for the Corporation, Variable Rate Bonds purchased by the Corporation hereunder, regardless of whether such certificates have been purchased by another entity in accordance with 2.04(c); the Trustee shall register such Variable Rate Bonds purchased by the Corporation in the name of the Corporation or in such other name or names as the Corporation may direct.

     The Corporation shall be obligated to purchase those Variable Rate Bonds, and only such Variable Rate Bonds, with respect to which the condition set forth in clause (b) has been satisfied notwithstanding the fact that certain of the outstanding Variable Rate Bonds for which such condition has not been satisfied are not required to be purchased. The Corporation shall notify the Trustee, and any tender agent and the Issuer by telephone no later than 1:30 p.m. (New York City time) on any Purchase Date in the event any of the conditions set forth in this section are not met.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES{TC}

         The Trustee represents and warrants that, as of the date on which this Agreement is executed:

     SECTION 4.01. Existence{TC}. The Trustee is a validly existing banking corporation having trust powers, with full right and power to execute, deliver and perform its obligations under this Agreement and each Related Document to which it is a party.

     SECTION 4.02. Authorization; Contravention{TC}. The execution, delivery and performance by the Trustee of this Agreement are within the Trustee's powers, have been duly authorized by all necessary action and require no further action by or in respect of, or filing with, any governmental body, agency or official having jurisdiction over the trust powers of the Trustee.

     SECTION 4.03. Binding Effect{TC}. This Agreement constitutes a valid, binding and enforceable agreement of the Trustee, subject to bankruptcy, insolvency, reorganization, arrangement and other applicable laws relating to or affecting creditors' rights generally, to the exercise of judicial discretion in appropriate cases and to the application of equitable principles.

     The Corporation represents and warrants that, as of the date on which this Agreement is executed:

     SECTION 4.04. Corporate Existence{TC}. The Corporation has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

     SECTION 4.05. Authorization; Binding Effect{TC}. This Agreement and the GE Capital Agreement each has been duly executed and delivered by the Corporation pursuant to due authorization and each of this Agreement and the GE Capital Agreement constitutes a valid and binding agreement of the Corporation and GE Capital, respectively, enforceable against the Corporation and GE Capital, respectively, in accordance with its terms, except as (x) limited by insolvency, reorganization, receivership, conservatorship, liquidation, moratorium or other similar laws affecting the enforcement of creditors' rights generally as such laws would apply in the event of the insolvency, reorganization, receivership, conservatorship or liquidation of, or other similar occurrence with respect to, the Corporation or GE Capital, respectively, or in the event of any moratorium or similar occurrence affecting the Corporation or GE Capital, respectively and
(y) limited by equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law).

     SECTION 4.06 Contravention; No Default{TC}. The execution and delivery by the Corporation of, and the performance by the Corporation of its obligations under, this Agreement and the GE Capital Agreement will not contravene any provision of applicable law or the Certificate of Incorporation or By-laws, each as amended, of the Corporation or any material agreement or other instrument binding upon the Corporation, and no consent, approval or authorization of any governmental body or agency (which has not been obtained) is required for the performance by the Corporation of its obligations under this Agreement or the GE Capital Agreement.

     SECTION 4.07. Litigation{TC}. There is no action, suit or proceeding pending against, or to the knowledge of the Corporation threatened against, the Corporation or GE Capital before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the financial position or results of operations of the Corporation or which in any manner draws into question the validity or enforceability of this Agreement or the GE Capital Agreement or the Corporation's ability to perform under this Agreement or the GE Capital Agreement.

                                   ARTICLE V

                                   COVENANTS

     SECTION 5.01. No Amendment of GE Capital Agreement Without Consent of, the Issuer and Trustee{TC}. Without the prior written consent of the Trustee, the Issuer the Corporation will not agree or consent to any amendment, supplement or modification of the GE Capital Agreement, nor waive any provision thereof, nor shall the Corporation reduce, or agree to the reduction of, any amount it may borrow thereunder to an amount lower than the Available Commitment hereunder. The Corporation hereby repeats, for the benefit of the Trustee, the Issuer and the holders of the Variable Rate Bonds, the covenants set forth in Section 6.1 of the GE Capital Agreement, which covenants, as well as the related defined terms contained therein, are hereby incorporated by reference with the same effect as if each and every such covenant and defined term were set forth herein in its entirety.

     SECTION 5.02. Other Liquidity Facilities{TC}. The Corporation agrees not to enter into another standby bond purchase agreement or other similar form of liquidity facility in support of the tender feature of adjustable rate bonds or certificates, unless such bonds or certificates are rated by either Moody's or Standard & Poor's in their highest short-term and long-term rating categories after giving effect to such other agreement or liquidity facility in support of the tender feature of adjustable rate bonds or certificates.

     SECTION 5.03. Disclosure{TC}. The Corporation hereby agrees to (i) provide the Issuer with any disclosure information which the Issuer may reasonably request relating to the Corporation for inclusion in the preliminary and final Official Statement, including providing any prospectus or prospectus supplement for the initial offering, or any reoffering circular relating to the Variable Rate Bonds, and (ii) shall promptly provide to the Remarketing Agent any documents, including any prospectus or prospectus supplements, as may, in the opinion of Orrick, Herrington & Sutcliffe LLP or other special securities counsel acceptable to the Remarketing Agent and the Issuer, be required for the remarketing of the Variable Rate Bonds.

                                   ARTICLE VI

                                    DEFAULTS

     SECTION 6.01. Events of Default{TC}. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

         (a) (i) any portion of the commitment fee for this Agreement shall not be paid when due on the quarterly payment date therefor as set forth in the Payment Agreement, or (ii) any other amount payable thereunder shall not be paid when due and any such failure shall continue for three (3) Business Days after notice thereof to the Issuer and to the Trustee;

         (b) the State shall take any action which would impair the power of the Issuer to comply with the covenants and obligations of the Issuer under the Related Documents or any right or remedy of the Corporation or any owners of the Variable Rate Bonds from time to time to enforce such covenants and obligations;

         (c) (i) the Issuer shall fail to observe or perform any covenant or agreement contained in the Related Documents and, if such failure is the result of a covenant breach which is capable of being remedied, such failure continues for ninety (90) days following written notice thereof to the Issuer and the Trustee from the Corporation, provided that if any such failure (other than a payment default) shall be such that it cannot be cured or corrected within such ninety (90) day period, it shall not constitute an Event of Default hereunder if curative or corrective action is instituted within such period and diligently pursued until the failure of performance is cured or corrected, or (ii) there shall not be, at all times a Remarketing Agent performing the duties thereof contemplated by the Authorizing Document;

         (d) an event of default has occurred and is continuing under any of the Related Documents;

         (e) any representation, warranty, certification or statement made by the Issuer (or incorporated by reference) in any Related Document or in any certificate, financial statement or other document delivered pursuant thereto or any Related Document shall prove to have been incorrect in any material respect when made;

         (f) any default by the Issuer shall have occurred and be continuing in the payment of principal of or premium, if any, or interest on any bond, note or other evidence of indebtedness of the Issuer which under the Authorizing Document or under and Related Document is senior to, or on parity with, the Variable Rate Bonds;

         (g) the Issuer files a petition in voluntary bankruptcy, for the composition of its affairs or for its corporate reorganization under any state or federal bankruptcy or insolvency law, or makes an assignment for the benefit of creditors, or admits in writing to its insolvency or inability to pay debts as they mature, or consents in writing to the appointment of a trustee or receiver for itself;

         (h) a court of competent jurisdiction shall enter an order, judgment or decree declaring the Issuer insolvent, or adjudging it bankrupt, or appointing a trustee or receiver of the Issuer, or approving a petition filed against the Issuer seeking reorganization of the Issuer under any applicable law or statute of the United States of America or any state thereof, and such order, judgment or decree shall not be vacated or set aside or stayed within sixty (60) days from the date of the entry thereof;

         (i) under the provisions of any other law for the relief or aid of debtors, any court of competent jurisdiction shall assume custody or control of the Issuer and such custody or control shall not be terminated within (60) days from the date of assumption of such custody or control;

         (j) any material provision of this Agreement, the Authorizing Document, the Remarketing Agreement, any Related Document, the Variable Rate Bonds or Provider Bonds shall cease for any reason whatsoever to be a valid and binding agreement of Issuer or the Issuer shall contest the validity or enforceability thereof; or

         (k) failure to pay when due any amount payable under the Variable Rate Bonds or Provider Bonds (regardless of any waiver thereof by the holders of the Bonds);

then, and in every such event (each such event is herein called a "Termination Event"), (i) the interest rate payable on Provider Bonds shall increase to the Default Rate, (ii) the Corporation may terminate the Corporation's obligation to purchase Variable Rate Bonds pursuant to this Agreement as provided in Section 2.03; provided that an Event of Default shall not affect the obligation of the Corporation to purchase Variable Rate Bonds in accordance with the provisions of this Agreement prior to the close of business on the date on which such obligation terminates pursuant to Section 2.03, and (iii) the Corporation may declare any amounts due under the Payment Agreement to be immediately due and payable.

                                   ARTICLE VII

                                  MISCELLANEOUS

     SECTION 7.01. Notices{TC}. All notices, requests and other communications to any party hereunder shall be in writing (including fax or similar writing) and shall be given to such party at its address or facsimile number set forth on
Exhibit 3 hereof or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties. Each such notice, request or other communication shall be effective (i) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section and the appropriate answerback is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Corporation under Sections 2.02 and 2.04 shall not be effective until received and that notices under Sections 2.02 and 2.04 may also be given by telephone to the Corporation at the telephone numbers listed on Exhibit 3 hereof (or such other telephone number as may be designated by the Corporation, by written notice to the Trustee and the Tender Agent (if any), to receive such notice), immediately confirmed in writing or by facsimile.

     SECTION 7.02.  No Waivers{TC}.

         (a) The obligations of the parties hereunder shall not in any way be modified or limited by reference to any other document, instrument or agreement (including, without limitation, the Variable Rate Bonds or any other Related Document) except as set forth herein. The rights of the Corporation hereunder are separate from and in addition to any rights that any holder of any Variable Rate Bond may have under the terms of such Variable Rate Bond or any Related Document or otherwise.

         (b) No failure or delay by the Corporation in exercising any right, power or privilege hereunder or under the Variable Rate Bonds shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law. No failure or delay by the Corporation in exercising any right, power or privilege under or in respect of the Variable Rate Bonds or any other Related Document shall affect the rights, powers or privileges of the Corporation hereunder or shall operate as a limitation or waiver thereof.

     SECTION 7.03. Amendments and Waivers{TC}. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Trustee and the Corporation. The Trustee will notify Moody's of any amendment to this Agreement, each of which must confirm to the Trustee prior to such amendment or waiver becoming effective that such amendment or waiver shall not result in a change in the rating on the Variable Rate Bonds initially received from Moody's.

     SECTION 7.04. Successors and Assigns{TC}. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that neither party may assign or otherwise transfer any of its rights under this Agreement without the prior written consent of the other party except to any successor Trustee pursuant to the terms of the Authorizing Document. The Trustee shall notify Moody's in writing of any assignment or transfer for which consent of the Trustee or the Corporation is required, each of which must confirm to the Trustee that prior to such assignment or waiver becoming effective such assignment or transfer shall not result in a change in the rating received from Moody's immediately preceding such assignment or transfer.

     SECTION 7.05. Term of this Agreement{TC}. The term of this Agreement shall be until the expiration of the Purchase Period.

     SECTION 7.06. Governing Law{TC}. This Agreement shall be construed in accordance with and governed by the laws of the State.

     SECTION 7.07. Counterparts{TC}. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     SECTION 7.08. Trustee May Act through Agents and Appoint Co-Trustees{TC}. The Trustee may execute any of the powers hereof and perform any duties hereunder either directly or by or through its agents or attorneys. The Trustee may delegate to one or more co-Trustees or co-Tender Agents such power, rights, duties and responsibilities as they may deem necessary or desirable in order to permit the Trustee to lawfully execute and perform the duties set forth in this Agreement.

     SECTION 7.09. Beneficiaries{TC}. This Agreement is made by the Corporation with the Trustee for the express benefit of the holders of the Variable Rate Bonds, the Issuer. Nothing contained herein, express or implied, is intended to give any person other than the Corporation, the Trustee, the Issuer and the holders of the Variable Rate Bonds any right, remedy, or claim hereunder or by reason hereof. Any agreement or covenant required herein to be performed by or on behalf of the Corporation shall be for the sole and exclusive benefit of the Trustee, the Issuer and the holders of the Variable Rate Bonds. Prior to the Scheduled Termination Date and provided that the Commitment hereunder has not terminated pursuant to the provisions of Sections 2.03 and 6.01 hereof, the Corporation agrees that it will not assert any act or failure to act by the Issuer, including without limitation (A) the commencement of a bankruptcy or similar case by or against the Issuer, (B) the unenforceability or nonpayment of the Provider Rate in any such case, (C) the unenforceability of the Payment Agreement, or (D) any default under any Related Document or Event of Default as a defense to its obligations hereunder, and that this

Agreement shall survive (A) the commencement of a bankruptcy or similar case by or against the Issuer, (B) the unenforceability or nonpayment of the Provider Rate in any such case, (C) the unenforceability of the Payment Agreement, or (D) any default under any Related Document or Event of Default. The Corporation agrees that, so long as this Agreement is in effect and has not terminated, the holders of the Variable Rate Bonds and the Issuer are express beneficiaries of this Agreement and, as such, any holder of a Variable Rate Bond, the Issuer on behalf of any such holder shall have the right to bring suit against the Corporation to enforce this Agreement should the Corporation fail to perform any of its obligations hereunder.

     SECTION 7.10. Capacity of Trustee{TC}. The Trustee is entering into this Agreement solely in its capacity as Trustee under the Authorizing Document and the duties, powers, rights and liabilities of the Trustee in acting hereunder as Trustee shall be subject to the provisions of the Authorizing Document including, without limitation, Article VII thereof.

     SECTION 7.11. Responsibility of Corporation for Trustee Actions{TC}. The Corporation shall not have any responsibility for, or incur any liability in respect of, any act, or any failure to act, by the Trustee which results in the failure of the Trustee (i) to credit the appropriate account with funds made available by the Corporation pursuant to this Section or (ii) to effect the purchase for the account of the Corporation of Variable Rate Bonds with such funds pursuant to this Section.

     IN WITNESS WHEREOF, the parties hereto have caused this Standby Bond Purchase Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                             [Name of Bank],
                                              as Trustee
                                             By:
                                                -------------------------------
                                             Name:
                                                  -----------------------------
                                             Title:
                                                   ----------------------------




                                             FGIC SECURITIES PURCHASE, INC.


                                             By:
                                                -------------------------------
                                             Name:
                                                  -----------------------------
                                             Title: Vice President

                                    EXHIBIT 1


                           [LETTERHEAD OF THE TRUSTEE]

                               NOTICE OF PURCHASE

                                     [Date]

FGIC Securities Purchase, Inc.
115 Broadway
New York, New York 10006
Attention: President

Re:      $__________ [Name of Bonds] Variable Rate Revenue Bonds Series __

Ladies and Gentlemen:

         Reference is made to the Standby Bond Purchase Agreement dated as of May 18, 2000 (the "Agreement") between [Name of Bank], as Trustee, and FGIC Securities Purchase, Inc. Capitalized terms used herein shall have the meanings given to them in or by reference to the Agreement.

         Pursuant to Section 2.02(a) of the Agreement, we hereby give you notice that due to the unavailability of remarketing proceeds on the Purchase Date (hereinafter defined) or the occurrence of such other applicable event described the Authorizing Document, such Variable Rate Bonds are to be purchased by you on __________, ____ (the "Purchase Date") pursuant to Section 2.02 of the Agreement. The aggregate Purchase Price of such Variable Rate Bonds is ___________________ dollars ($__________). Of such aggregate Purchase Price,
___________________ dollars ($__________) comprises principal of such Variable Rate Bonds and _______________________ dollars ($__________) comprises interest accrued on such Variable Rate Bonds to but excluding the Purchase Date. The Variable Rate Bonds referred to herein bear interest at a Variable Rate and have not been defeased.

         The Purchase Price should be provided in immediately available funds on the Purchase Date at the time specified in the Agreement.

                                        Very truly yours,

                                        [Name of Bank],
                                         as Trustee


                                        By:
                                           -----------------------------------
                                        Name:

                                        Title:

                                                                       EXHIBIT 2


                           [LETTERHEAD OF CORPORATION]

                               TERMINATION NOTICE

[Name and Address of Trustee]




Re:      $__________ [Name of Bonds] Variable Rate Revenue Bonds Series __


Ladies and Gentlemen:

         Reference is made to the Standby Bond Purchase Agreement dated as of ______, 200_ (the "Agreement") between [Name of Bank], as Trustee, and FGIC Securities Purchase, Inc. Capitalized terms used herein shall have the meanings given to them in or by reference to the Agreement.

         We hereby give you notice that a Termination Event [identify the event] has occurred and is continuing. Pursuant to Section 2.03 of the Agreement, the Commitment shall terminate, effective at the close of business on the date which is the 30th day following the date of receipt of this Termination Notice, or if such day is not a Business Day, the next succeeding Business Day.

         Please be advised that a Notice of Purchase may not be delivered following the effective date of the termination of the Commitment.

                                        Very truly yours,

                                        FGIC SECURITIES PURCHASE, INC.



                                        By:
                                           ------------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                              ---------------------------------

                                                                       EXHIBIT 3


                                NOTICE ADDRESSES


                 [Name and Address of Trustee]





                 [Name and Address of Issuer]





                 FGIC SECURITIES PURCHASE, INC.
                 115 Broadway
                 New York, New York 10006
                 Attention: President
                 Copy: Senior Counsel, Public Finance
                 Fax Number: (212) 312-3093
                 Telephone Number: (212) 312-3000


                 [Name and Address of Remarketing Agent]

                                                                      EXHIBIT 4


                                PAYMENT AGREEMENT


         PAYMENT AGREEMENT (the "Agreement") dated as of ______, 200_, between the _______________ (the "Issuer"), organized and existing in accordance with [cite law] and FGIC SECURITIES PURCHASE, INC., a Delaware corporation (the "Corporation").

         WHEREAS, the Issuer has caused the execution and delivery of $__________ principal amount of its [Name of Bonds] Variable Rate Revenue Bonds Series __ (herein called, the "Variable Rate Bonds") pursuant to an Indenture dated as of May 1, 2000 by and between the Issuer and [Name of Bank], as trustee (the "Trustee"), as in effect on the date hereof (the "Authorizing Document");

         WHEREAS, the Authorizing Document provides that the holders of the Variable Rate Bonds shall have the option, upon the satisfaction of certain conditions, to tender Variable Rate Bonds to the Trustee for purchase, upon notice to the Trustee as provided for in the Authorizing Document and, under certain circumstances, may be required to tender their Variable Rate Bonds for purchase thereof in accordance with the terms of the Authorizing Document; and

         WHEREAS, the Corporation has agreed to purchase such tendered Bonds pursuant to the terms of a Standby Bond Purchase Agreement dated as of _____, 200_ (the "Standby Bond Purchase Agreement") between the Corporation and the Trustee;

         NOW, THEREFORE, as consideration for the issuance by the Corporation of the Standby Bond Purchase Agreement and the Corporation's assumption of the liabilities and undertakings of the Corporation thereunder, the parties hereto agree as follows (hereinafter, all capitalized terms not otherwise defined herein shall have the same meanings set forth in the Standby Bond Purchase Agreement or in the Authorizing Document, wherever such terms appear):

         1. Fees. (a) Until the Commitment has terminated, the Issuer shall pay to the Corporation a commitment fee at the rate of 0.__% per annum on the daily average amount of the Available Commitment. Such commitment fee shall accrue from and including the Effective Date to but excluding the date of termination of the Commitment in its entirety and shall be payable quarterly in arrears on each ________, ______, _____ and ________, commencing ____ 1, 200_ and upon the date of termination of the Commitment in its entirety. The Corporation shall use its best efforts to mail to the Issuer, not fewer than 30 days prior to each quarterly due date, an invoice for the amount of the commitment fee next due. The commitment fee shall be computed on the basis of a year of 365/366 days and paid for the actual number of days elapsed.

                  (b) Whenever any payment hereunder shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day.

         2. General Provisions as to Payments. Notwithstanding any provision contained in the Variable Rate Bonds, any Related Document, or any other instrument, so long as any of the Variable Rate Bonds are owned by the Corporation under the Standby Bond Purchase Agreement, the Trustee on behalf of the Issuer shall cause each payment of principal of and interest on such Variable Rate Bonds so owned by the Corporation to be paid not later than 2:30 p.m., New York City time on the date when due in immediately available funds, to the account of the Corporation at Bankers Trust, ABA No. 021001033, A/C No. 50-256-143; provided, however, that any amounts due hereunder and payable by the Issuer shall be limited to and payable solely form Subordinate Lien Net Revenues, as defined in the Authorizing Document. Commitment fees due to the Corporation pursuant to Section 1 hereof shall be paid by the Issuer not later than 2:00 p.m., New York City time on the date when due in immediately available funds, or on the prior day in next day funds, to the account of the Corporation.

         3. Expenses. The Issuer shall pay all reasonable out-of-pocket Corporation expenses, including (i) fees and disbursements of counsel for the Corporation (as set forth in the Commitment Letter dated ___________, 200_ from the Corporation to the Issuer, such fees and disbursements equal to $25,000) in connection with the preparation and review of the Standby Bond Purchase Agreement, this Agreement, initial Securities and Exchange Commission filings, the preliminary and final Official Statements and the Related Documents, (ii) fees and disbursement of KPMG LLP, accountants to the Corporation and GE Capital, such fees and disbursements equal to $______ (iii) fees associated with Securities and Exchange Commission filings (equal to $_______) and (iv) in connection with any waiver or consent hereunder or thereunder or any amendment hereof or thereof or any default or alleged default hereunder or thereunder and
(iv) if an Event of Default occurs under the Standby Bond Purchase Agreement, reasonable out-of-pocket expenses incurred by the Corporation, including reasonable fees and disbursements of counsel, in connection with such Event of Default and collection and other enforcement proceedings resulting therefrom.

         4. Indemnification. To the extent permitted by law, the Issuer hereby indemnifies and holds harmless the Corporation from and against the cost of defending any and all third party claims and all costs, losses, expenses, fines, penalties and all other liabilities whatsoever that the Corporation may incur (or may be claimed against the Corporation by any person whatsoever) by reason of any untrue statement or alleged untrue statement relating to the Issuer of any material fact contained or incorporated by reference in the preliminary or final Official Statement, or supplements thereto, relating to the Variable Rate Bonds, or the omission or alleged omission to state therein a material fact relating to the Issuer necessary to make such statements, in the light of the circumstances under which they are or were made, not misleading (excluding any materials expressly provided for inclusion therein by the Corporation or Financial Guaranty Insurance Company); provided that the Issuer shall not be required to indemnify the Corporation for any costs of defending third party claims or liabilities to the extent, but only to the extent, such claims or liabilities arise due to the willful misconduct or negligence of the Corporation or are attributable to information concerning the Corporation or Financial Guaranty Insurance Company provided by them expressly for use in the preliminary or final Official Statement, or supplements thereto or to the information contained in or omitted from the Corporation's Prospectus, Prospectus Supplement or Registration Statement. The Corporation will promptly notify the Issuer upon becoming aware of any claims or liabilities giving rise to a right to indemnification hereunder and will cooperate with the Issuer in the defense of such claims or
                                                                              2
liabilities. Nothing in this Section is intended to limit the Issuer's obligations contained in other parts of this Agreement. The Issuer will not refer to the Corporation in any materials used in marketing the Variable Rate Bonds without the prior written consent of the Corporation.

         5. Term of the Standby Bond Purchase Agreement. As further provided in the Standby Bond Purchase Agreement, the term of the Standby Bond Purchase Agreement shall be until the termination of the Purchase Period. Any termination by the Corporation or by the Trustee shall be subject to the Issuer's payment in full of all sums due pursuant to this Agreement and, notwithstanding a termination of the Standby Bond Purchase Agreement by either the Corporation or the Trustee, the provisions of Section 4 shall survive such termination and shall remain in full force and effect.

         6. The Issuer's Representations and Warranties. The Issuer represents and warrants that, as of the date on which this Agreement is executed:

                  (a) Existence. The Issuer is validly existing as a municipal water Issuer organized and existing in accordance with the Municipal Water Issuer Land Division 20 of the Water Code of the State of California, with full right and power to issue, execute, deliver and perform its obligations under this Agreement and each Related Document to which the Issuer is a party.

                  (b) Authorization; Contravention. The execution, delivery and performance by the Issuer of this Agreement and each Related Document to which the Issuer is a party are within the Issuer's powers, have been duly authorized by all necessary action, require no action by or in respect of, or filing with, any governmental body, agency or official by the Issuer and do not violate or contravene, or constitute a default under, any provision of applicable law, charter, ordinance or regulation or of any material agreement, judgment, injunction, order, decree or other instrument binding upon the Issuer except as set forth in the Authorizing Document or result in the creation or imposition of any lien or encumbrance on any asset of the Issuer except for liens in favor of the Trustee as contemplated by the Authorizing Document.

                  (c) Binding Effect. This Agreement and each Related Document to which the Issuer is a party constitute a valid, binding and enforceable agreement of the Issuer, subject to applicable laws (and equitable principles) affecting creditors' rights generally.

                  (d) No Default. The Issuer is not, in any material respect, in breach of or default under its charter or other similar documents, or any applicable law or administrative regulation of the State or of the United States, relating, in each case, to the issuance of debt securities by it, or any applicable material judgment, decree, loan agreement, note, resolution, ordinance, agreement or other instrument to which it is a party or is otherwise subject.

                  (e) Litigation. Except as disclosed in the Official Statement with respect to the Variable Rate Bonds, there is no action, suit or proceeding pending against, or to the knowledge of the Issuer threatened against or affecting or the Issuer before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the financial position or results of operations of the Issuer or which in any manner draws into question the validity or enforceability of this Agreement or any Related Document.

         7. Governing Law. This Agreement shall be construed in accordance wit hand governed by the law of the State of California. Concurrently with the execution and delivery hereof, the Issuer shall deliver an opinion of its counsel, addressed to, and in form and substance acceptable to, the Corporation, as to the power, authority and valid and binding effect of this Agreement upon the Issuer, substantially in the form attached as Exhibit A.

         8. Covenants. The Issuer agrees that so long as the Corporation has a Commitment hereunder or any amount payable hereunder or under any Variable Rate Bond purchased by the Corporation pursuant to this Agreement remains unpaid:

                  (a) Information. The Issuer will deliver to the Corporation as soon as possible and in any event within 180 days after the end of each Fiscal Year of the Issuer, a balance sheet of the Issuer as of the end of such Fiscal Year and the related statements of revenue and expense, all certified as to the fairness of presentation, generally accepted accounting principles and consistency by a firm of independent certified public accountants.

                  (b) No Amendment Without Consent of the Corporation. Without the prior written consent of the Corporation, the Issuer will not agree or consent to any amendment, supplement or modification of any Related Document, nor waive any provision thereof; provided, however, that the Issuer may agree or consent to amendments to the Variable Rate Bonds and the Authorizing Document to the extent that (i) such amendments are permitted under the Authorizing Document without the consent of Bondholders or the Liquidity Provider (as such terms are defined therein), and (ii) such amendments do not materially adversely affect the Corporation or the performance of this Agreement and the Standby Bond Purchase Agreement, and may agree or consent to amendments to any Related Document to the extent such amendments do not materially adversely affect the Corporation or the performance of this Agreement and the Standby Bond Purchase Agreement.

                  (c) Maintenance of Remarketing Agent. The Issuer will at all times have a Remarketing Agent performing the duties thereof contemplated by the Authorizing Document.

         9. Disclosure. The Corporation hereby agrees to (i) provide the Issuer with any disclosure information which the Issuer may reasonably request relating to the Corporation for inclusion in the preliminary and final Official Statement, including any prospectus or prospectus supplement for the initial offering, or any reoffering circular relating to the Variable Rate Bonds, and
(ii) promptly provide to the Remarketing Agent any documents, including any prospectus or prospectus supplements, as may, in the opinion of Orrick, Herrington & Sutcliffe LLP or other special securities counsel acceptable to the Remarketing Agent and the Issuer, be required for the remarketing of the Variable Rate Bonds.

         10. Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                             [Name of Issuer]


                                             By:
                                                -------------------------------
                                             Name:
                                                  -----------------------------
                                             Title:
                                                   ----------------------------



                                             FGIC SECURITIES PURCHASE, INC.


                                             By:
                                                -------------------------------
                                             Name:
                                                  -----------------------------
                                             Title: Vice President

                                    EXHIBIT A
                        OPINION OF COUNSEL FOR THE ISSUER


                                 _______, 200_

FGIC Securities Purchase, Inc.
115 Broadway
New York, New York 10006

Attention: President



Re:      $_________ [Name of Bonds Variable Rate Revenue Bonds Series __

Ladies and Gentlemen:

         Reference is made to the Standby Bond Purchase Agreement dated as of _____, 200_ (the "Agreement") between [Name of Bank], as Trustee, and FGIC Securities Purchase, Inc. Capitalized terms used herein shall have the meanings given to them in or by reference to the Agreement.

         1. The Payment Agreement has been duly executed and delivered by the Issuer pursuant to due authorization and constitutes the valid and binding agreement of the Issuer enforceable against the Issuer in accordance with its terms, except as (x) limited by insolvency, reorganization, receivership, conservatorship, liquidation, moratorium or other similar laws affecting the enforcement of creditors' rights generally as such laws would apply in the event of the insolvency, reorganization, receivership, conservatorship or liquidation of, or other similar occurrence with respect to, the Issuer or in the event of any moratorium or similar occurrence affecting Issuer, and (y) limited by equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law).

         2. The execution and delivery by the Issuer of, and the performance by the Issuer of its obligations under, the Payment Agreement will not contravene any provision of law applicable to the Issuer or any material agreement or other instrument binding upon the Issuer known to us, and no consent, approval or authorization of any governmental body or agency (which has not been obtained) is required for the performance by the Issuer of its obligations under the Payment Agreement.

         3. Except as disclosed in the Official Statement, there is no action, suit or proceeding pending against, or to the best of our knowledge, threatened against, the Issuer before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the financial position or results of operations of the Issuer or which in any manner draws into question the validity or enforceability of the Agreements.

                                                     Very truly yours,


                                                     ___________________________
                                                     Counsel for the Issuer

                                PAYMENT AGREEMENT

         PAYMENT AGREEMENT (the "Agreement") dated as of _____, 200_, between the ______________ (the "Issuer"), organized and existing in accordance with [cite law] of the Issuer and FGIC SECURITIES PURCHASE, INC., a Delaware corporation (the "Corporation").

         WHEREAS, the Issuer has caused the execution and delivery of $__________ principal amount of its [Name of Bonds] Variable Rate Revenue Bonds Series __ (herein called, the "Variable Rate Bonds") pursuant to an Indenture dated as of May 1, 2000 by and between the Issuer and [Name of Bank], as trustee (the "Trustee"), as in effect on the date hereof (the "Authorizing Document");

         WHEREAS, the Authorizing Document provides that the holders of the Variable Rate Bonds shall have the option, upon the satisfaction of certain conditions, to tender Variable Rate Bonds to the Trustee for purchase, upon notice to the Trustee as provided for in the Authorizing Document and, under certain circumstances, may be required to tender their Variable Rate Bonds for purchase thereof in accordance with the terms of the Authorizing Document; and

         WHEREAS, the Corporation has agreed to purchase such tendered Bonds pursuant to the terms of a Standby Bond Purchase Agreement dated as of ______, 200_ (the "Standby Bond Purchase Agreement") between the Corporation and the Trustee;

         NOW, THEREFORE, as consideration for the issuance by the Corporation of the Standby Bond Purchase Agreement and the Corporation's assumption of the liabilities and undertakings of the Corporation thereunder, the parties hereto agree as follows (hereinafter, all capitalized terms not otherwise defined herein shall have the same meanings set forth in the Standby Bond Purchase Agreement or in the Authorizing Document, wherever such terms appear):

         1. Fees. (a) Until the Commitment has terminated, the Issuer shall pay to the Corporation a commitment fee at the rate of 0.__% per annum on the daily average amount of the Available Commitment. Such commitment fee shall accrue from and including the Effective Date to but excluding the date of termination of the Commitment in its entirety and shall be payable quarterly in arrears on each ________, _____, ____ and _______, commencing _____ 1, 200_ and upon the date of termination of the Commitment in its entirety. The Corporation shall use its best efforts to mail to the Issuer, not fewer than 30 days prior to each quarterly due date, an invoice for the amount of the commitment fee next due. The commitment fee shall be computed on the basis of a year of 365/366 days and paid for the actual number of days elapsed.

                  (b) Whenever any payment hereunder shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day.

         2. General Provisions as to Payments. Notwithstanding any provision contained in the Variable Rate Bonds, any Related Document, or any other instrument, so long as any of the Variable Rate Bonds are owned by the Corporation under the Standby Bond Purchase Agreement, the Trustee on behalf of the Issuer shall cause each payment of principal of and interest on such Variable Rate Bonds so owned by the Corporation to be paid not later than 2:30 p.m., New York City time on the date when due in immediately available funds, to the account of the Corporation at Bankers Trust, ABA No. 021001033, A/C No. 50-256-143; provided, however, that any amounts due hereunder and payable by the Issuer shall be limited to and payable solely form Subordinate Lien Net Revenues, as defined in the Authorizing Document. Commitment fees due to the Corporation pursuant to Section 1 hereof shall be paid by the Issuer not later than 2:00 p.m., New York City time on the date when due in immediately available funds, or on the prior day in next day funds, to the account of the Corporation.

         3. Expenses. The Issuer shall pay all reasonable out-of-pocket Corporation expenses, including (i) fees and disbursements of counsel for the Corporation (as set forth in the Commitment Letter dated _________, 200_ from the Corporation to the Issuer, such fees and disbursements equal to $25,000) in connection with the preparation and review of the Standby Bond Purchase Agreement, this Agreement, initial Securities and Exchange Commission filings, the preliminary and final Official Statements and the Related Documents, (ii) fees and disbursement of KPMG LLP, accountants to the Corporation and GE Capital, such fees and disbursements equal to $____ (iii) fees associated with Securities and Exchange Commission filings (equal to $______) and (iv) in connection with any waiver or consent hereunder or thereunder or any amendment hereof or thereof or any default or alleged default hereunder or thereunder and
(iv) if an Event of Default occurs under the Standby Bond Purchase Agreement, reasonable out-of-pocket expenses incurred by the Corporation, including reasonable fees and disbursements of counsel, in connection with such Event of Default and collection and other enforcement proceedings resulting therefrom.

         4. Indemnification. To the extent permitted by law, the Issuer hereby indemnifies and holds harmless the Corporation from and against the cost of defending any and all third party claims and all costs, losses, expenses, fines, penalties and all other liabilities whatsoever that the Corporation may incur (or may be claimed against the Corporation by any person whatsoever) by reason of any untrue statement or alleged untrue statement relating to the Issuer of any material fact contained or incorporated by reference in the preliminary or final Official Statement, or supplements thereto, relating to the Variable Rate Bonds, or the omission or alleged omission to state therein a material fact relating to the Issuer necessary to make such statements, in the light of the circumstances under which they are or were made, not misleading (excluding any materials expressly provided for inclusion therein by the Corporation or Financial Guaranty Insurance Company); provided that the Issuer shall not be required to indemnify the Corporation for any costs of defending third party claims or liabilities to the extent, but only to the extent, such claims or liabilities arise due to the willful misconduct or negligence of the Corporation or are attributable to information concerning the Corporation or Financial Guaranty Insurance Company provided by them expressly for use in the preliminary or final Official Statement, or supplements thereto or to the information contained in or omitted from the Corporation's Prospectus, Prospectus Supplement or Registration Statement. The Corporation will promptly notify the Issuer upon becoming aware of any claims or liabilities giving rise to a right to indemnification hereunder and will cooperate with the Issuer in the defense of such claims or liabilities. Nothing in this Section is intended to limit the Issuer's obligations contained in other parts of this Agreement. The Issuer will not refer to the Corporation in any materials used in marketing the Variable Rate Bonds without the prior written consent of the Corporation.

         5. Term of the Standby Bond Purchase Agreement. As further provided in the Standby Bond Purchase Agreement, the term of the Standby Bond Purchase Agreement shall be until the termination of the Purchase Period. Any termination by the Corporation or by the Trustee shall be subject to the Issuer's payment in full of all sums due pursuant to this Agreement and, notwithstanding a termination of the Standby Bond Purchase Agreement by either the Corporation or the Trustee, the provisions of Section 4 shall survive such termination and shall remain in full force and effect.

         6. The Issuer's Representations and Warranties. The Issuer represents and warrants that, as of the date on which this Agreement is executed:

                  (a) Existence. The Issuer is validly existing as a municipal water Issuer organized and existing in accordance with the Municipal Water Issuer Land Division 20 of the Water Code of the State of California, with full right and power to issue, execute, deliver and perform its obligations under this Agreement and each Related Document to which the Issuer is a party.

                  (b) Authorization; Contravention. The execution, delivery and performance by the Issuer of this Agreement and each Related Document to which the Issuer is a party are within the Issuer's powers, have been duly authorized by all necessary action, require no action by or in respect of, or filing with, any governmental body, agency or official by the Issuer and do not violate or contravene, or constitute a default under, any provision of applicable law, charter, ordinance or regulation or of any material agreement, judgment, injunction, order, decree or other instrument binding upon the Issuer except as set forth in the Authorizing Document or result in the creation or imposition of any lien or encumbrance on any asset of the Issuer except for liens in favor of the Trustee as contemplated by the Authorizing Document.

                  (c) Binding Effect. This Agreement and each Related Document to which the Issuer is a party constitute a valid, binding and enforceable agreement of the Issuer, subject to applicable laws (and equitable principles) affecting creditors' rights generally.

                  (d) No Default. The Issuer is not, in any material respect, in breach of or default under its charter or other similar documents, or any applicable law or administrative regulation of the State or of the United States, relating, in each case, to the issuance of debt securities by it, or any applicable material judgment, decree, loan agreement, note, resolution, ordinance, agreement or other instrument to which it is a party or is otherwise subject.

                  (e) Litigation. Except as disclosed in the Official Statement with respect to the Variable Rate Bonds, there is no action, suit or proceeding pending against, or to the knowledge of the Issuer threatened against or affecting or the Issuer before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the financial position or results of operations of the Issuer or which in any manner draws into question the validity or enforceability of this Agreement or any Related Document.

         7. Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of California. Concurrently with the execution and delivery hereof, the Issuer shall deliver an opinion of its counsel, addressed to, and in form and substance acceptable to, the Corporation, as to the power, authority and valid and binding effect of this Agreement upon the Issuer, substantially in the form attached as Exhibit A.

         8. Covenants. the Issuer agrees that so long as the Corporation has a Commitment hereunder or any amount payable hereunder or under any Variable Rate Bond purchased by the Corporation pursuant to this Agreement remains unpaid:

                  (a) Information. The Issuer will deliver to the Corporation as soon as possible and in any event within 180 days after the end of each Fiscal Year of the Issuer, a balance sheet of the Issuer as of the end of such Fiscal Year and the related statements of revenue and expense, all certified as to the fairness of presentation, generally accepted accounting principles and consistency by a firm of independent certified public accountants.

                  (b) No Amendment Without Consent of the Corporation. Without the prior written consent of the Corporation, the Issuer will not agree or consent to any amendment, supplement or modification of any Related Document, nor waive any provision thereof; provided, however, that the Issuer may agree or consent to amendments to the Variable Rate Bonds and the Authorizing Document to the extent that (i) such amendments are permitted under the Authorizing Document without the consent of Bondholders or the Liquidity Provider (as such terms are defined therein), and (ii) such amendments do not materially adversely affect the Corporation or the performance of this Agreement and the Standby Bond Purchase Agreement, and may agree or consent to amendments to any Related Document to the extent such amendments do not materially adversely affect the Corporation or the performance of this Agreement and the Standby Bond Purchase Agreement.

                  (c) Maintenance of Remarketing Agent. The Issuer will at all times have a Remarketing Agent performing the duties thereof contemplated by the Authorizing Document.

         9. Disclosure. The Corporation hereby agrees to (i) provide the Issuer with any disclosure information which the Issuer may reasonably request relating to the Corporation for inclusion in the preliminary and final Official Statement, including any prospectus or prospectus supplement for the initial offering, or any reoffering circular relating to the Variable Rate Bonds, and
(ii) promptly provide to the Remarketing Agent any documents, including any prospectus or prospectus supplements, as may, in the opinion of Orrick, Herrington & Sutcliffe LLP or other special securities counsel acceptable to the Remarketing Agent and the Issuer, be required for the remarketing of the Variable Rate Bonds.

         10. Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                             [Name of Issuer]


                                             By:
                                                -------------------------------
                                             Name:
                                                  -----------------------------
                                             Title:
                                                   ----------------------------



                                             FGIC SECURITIES PURCHASE, INC.


                                             By:
                                                -------------------------------
                                             Name:
                                                  -----------------------------
                                             Title: Vice President

                                    EXHIBIT A
                        OPINION OF COUNSEL FOR THE ISSUER


                                   _____, 2000



FGIC Securities Purchase, Inc.
115 Broadway
New York, New York 10006

Attention: President



Re:      $_______ [Name of Bonds] Variable Rate Revenue Bonds Series __


Ladies and Gentlemen:

         Reference is made to the Standby Bond Purchase Agreement dated as of ____, 200_ (the "Agreement") between {Name of Bank], as Trustee, and FGIC Securities Purchase, Inc. Capitalized terms used herein shall have the meanings given to them in or by reference to the Agreement.

         1. The Payment Agreement has been duly executed and delivered by the Issuer pursuant to due authorization and constitutes the valid and binding agreement of the Issuer enforceable against the Issuer in accordance with its terms, except as (x) limited by insolvency, reorganization, receivership, conservatorship, liquidation, moratorium or other similar laws affecting the enforcement of creditors' rights generally as such laws would apply in the event of the insolvency, reorganization, receivership, conservatorship or liquidation of, or other similar occurrence with respect to, the Issuer or in the event of any moratorium or similar occurrence affecting Issuer, and (y) limited by equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law).

         2. The execution and delivery by the Issuer of, and the performance by the Issuer of its obligations under, the Payment Agreement will not contravene any provision of law applicable to the Issuer or any material agreement or other instrument binding upon the Issuer known to us, and no consent, approval or authorization of any governmental body or agency (which has not been obtained) is required for the performance by the Issuer of its obligations under the Payment Agreement.

         3. Except as disclosed in the Official Statement, there is no action, suit or proceeding pending against, or to the best of our knowledge, threatened against, the Issuer before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the financial position or results of operations of the Issuer or which in any manner draws into question the validity or enforceability of the Agreements.


                                             Very truly yours,


                                             _________________________________
                                             Counsel for the Issuer